UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Shaw Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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December 29, 2008
Dear Shareholder:
You are one of a small number of shareholders who recently received a mailing relating to the upcoming Annual Meeting of Shareholders of The Shaw Group Inc. on January 28, 2009 that contained an incorrect Proxy Card. Due to an error, the Proxy Card you originally received included the name of one individual who has not been nominated for election to the Board of Directors of The Shaw Group Inc.
As described in the Proxy Statement, effective as of the date of the 2009 Annual Meeting, the Board of Directors has reduced the size of the Board from eight to seven directors. At the 2009 Annual Meeting, seven directors will be elected to the Board. The seven nominees of the Board for election as directors at the Annual Meeting are J.M. Bernhard, Jr., James F. Barker, Thos. E. Capps, Daniel A. Hoffler, David W. Hoyle, Michael J. Mancuso and Albert D. McAlister.
A revised Proxy Card is being included in the mailing to shareholders. Please discard the prior Proxy Card that you may have received.
Even if you have already returned the original Proxy Card, you must return the enclosed revised Proxy Card, using the enclosed reply envelope, to have your shares voted by proxy at the 2009 Annual Meeting. If you have not yet returned the original Proxy Card, please discard it and instead use the enclosed revised Proxy Card. Votes on the incorrect proxy card will be disregarded for all purposes.
As always, as a shareholder of record, you have the right to vote your shares directly by attending the annual meeting as described in the original proxy materials.
We apologize for any inconvenience this may have caused.
Sincerely,

Cliff S. Rankin
General Counsel and Corporate Secretary
Enclosure

THE SHAW GROUP INC. 4171 Essen Lane Baton Rouge, Louisiana 70809 THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints J.M. Bernhard, Jr. and Brian K. Ferraioli, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of THE SHAW GROUP INC. to be held at Shaw Plaza, 4171 Essen Lane, Baton Rouge, Louisiana, at 9:00 a.m. on January 28, 2009, or any postponement or adjournment thereof, and to vote all shares of common stock held of record by the undersigned on December 5, 2008, with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any postponement or adjournment thereof. 1. Election of Directors, each for a one-year term: c FOR all nominees listed in this block (except as marked to the contrary below) c WITHHOLD AUTHORITY to vote for all nominees listed in this block (Instruction: To Withhold the authority to vote for any individual nominee, mark the box next to that nominee’s name below.) Name of Nominee: c J. M. Bernhard, Jr. c James F. Barker c Thos. E. Capps c Daniel A. Hoffler c David W. Hoyle c Michael J. Mancuso c Albert D. McAlister 2. Proposal to approve the adoption The Shaw Group Inc. 2008 Omnibus Incentive Plan. c FOR c AGAINST c ABSTAIN 3. Proposal to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2009. c FOR c AGAINST c ABSTAIN 4. If it is properly presented at the Annual Meeting, the shareholder proposal regarding certain executive agreements described in the proxy statement. c FOR c AGAINST c ABSTAIN 5. Transact such other business, including action on shareholder proposals, as may properly come before the Annual Meeting and any adjournment or postponement thereof. c FOR c AGAINST c ABSTAIN – FOLD AND DETACH HERE –

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Item 4. Whether or not direction is made, this proxy, when properly executed and returned, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE I PLAN TO ATTEND MEETING c Dated: Signature: Signature if held jointly INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, each owner should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. Shareholders of record on December 5, 2008 are cordially invited to attend the Annual Meeting of the Shareholders to be held on January 28, 2009 at 9:00 am. You can find directions to our executive offices, which is where the Annual Meeting will be held, by visiting our website at http://www.shawgrp.com and clicking on the “Investor Relations” link. The Notice and Proxy Statement for the 2009 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended August 31, 2008 are available at http://www.shawgrp.com. If your address has changed, please check the box below and also provide your new address: c My address has changed, and my new address is ___ SEE REVERSE SIDE